UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2002

CLUBCORP, INC.

(Exact name of registrant as specified in its charter)

Commission File Numbers 33-89818, 33-96568, 333-08041, 333-57107 and 333-52612

Delaware (State or other jurisdiction of incorporation)	75-2626719 (IRS Employer Identification No.)

3030 LBJ Freeway, Suite 700 Dallas, Texas (Address of principal executive offices)	75234 (Zip Code)

Registrant’s telephone number, including area code: (972) 243-6191

Former name or former address, if changed since last report:

NONE

Item 5. Other Events and Regulation FD Disclosure
Item 7. Exhibits
SIGNATURES
EX-99.1 Press Release dated September 24, 2002

Item 5. Other Events and Regulation FD Disclosure

     On September 24, 2002, ClubCorp, Inc. announced its intention to sell $225 million of senior notes due 2010 in a private placement. Proceeds from the sale of these securities will be used to repay indebtedness. In connection with the private placement of the notes, the Registrant intends to make the following disclosure:

     “We expect consolidated operating revenues for our third quarter of fiscal year 2002 to be between $230.0 million and $234.0 million and EBITDA for our third quarter of fiscal year 2002 to be between $26.0 million and $28.0 million, including a $1.1 million non-recurring charge related to severance. Consolidated operating revenues and EBITDA for our third quarter of fiscal year 2001 were $241.2 million and $38.6 million, respectively. On September 3, 2002, our consolidated indebtedness was $674.5 million.”

     EBITDA is defined as earnings before interest, taxes, depreciation and amortization, extraordinary items and gains and losses on disposals and impairment of assets. EBITDA should not be construed as an alternative to, or a better indicator of, operating income/(loss) or cash flow, is not based on accounting principles generally accepted in the U.S. and is not necessarily a measure of our ability to fund our cash needs. Our measurement of EBITDA may not be comparable to similarly titled measures reported by other companies.

     The Registrant files herewith the exhibit listed in Item 7 below.

Item 7. Exhibits

     The following exhibit is furnished in accordance with Item 601 of Regulation S-K:

               99.1 Press Release issued by the Registrant dated September 24, 2002

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLUBCORP, INC. (Registrant)

Date: September 23, 2002	By:	/s/ Jeffrey P. Mayer Jeffrey P. Mayer Chief Financial Officer

3

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99.1	Press Release issued by the Registrant dated September 24, 2002

4